Exhibit 99.1

MARPAI reports Second QUARTER 2025 financial results

Marpai Slashes Losses by Two-Thirds in Q2 2025, Paving the Way to Profitability.
Operating Expenses Cut 70% as Turnaround Gains Traction

Tampa, August 13, 2025, Marpai, Inc. (“Marpai” or the “Company”) (OTCQX: MRAI), a leader in innovative healthcare technology and Third-Party Administration (TPA) services, today announced second quarter 2025 results that mark a decisive step forward in its turnaround strategy.

The Company delivered substantial quarterly year-over-year improvements across key financial metrics:

•	Operating expenses down 70%, saving $9.9 million

•	Operating loss reduced by 71% to $3.6 million, an $8.7 million improvement

•	Net loss reduced by 66% to $4.4 million, also an $8.7 million improvement

•	Net loss per share improved by $0.95

•	Net revenues down $2.5 million

“We believe that our turnaround is real and accelerating,” said Damien Lamendola, Chief Executive Officer of Marpai. “In just one year, we have significantly strengthened our financial position by cutting costs, streamlining operations, and staying laser-focused on profitability. We estimate that we are on track to deliver a profitable company in the first quarter of 2026. Our pipeline of new business for January 1st 2026 is strong, and we expect to make a major infrastructure investment in Q3 to further improve efficiency and client service. I believe deeply in Marpai’s future. That’s why I continue to invest my own personal capital in the company.

While net revenues for the quarter were $4.7 million, down $2.5 million from the same quarter last year due to transitional impacts, the Company’s sharp focus on cost control and operational discipline has resulted in a much leaner, stronger platform for growth.”

Webcast and Conference Call Information

Marpai expects to host a conference call and webcast on Thursday, August 14, 2025, at 8:30 a.m. ET to review the Company's operational and financial highlights for its second quarter ended June 30, 2025.

Investors interested in listening to the conference call may do so by dialing (800)-836-8184 for domestic callers or +1-646-357-8785 for international callers, or via webcast: https://app.webinar.net/pD32GbLd5Mx

About Marpai, Inc.

Marpai, Inc. (OTCQX: MRAI) is a technology platform company which operates subsidiaries that provide TPA and value-oriented health plan services to employers that directly pay for employee health benefits. Primarily competing in the $150 billion TPA sector serving self-funded employer health plans representing over $1.5 trillion in annual claims. Through its Marpai Saves initiative, the Company works to deliver the healthiest member population for the health plan budget. Operating nationwide, Marpai offers access to leading provider networks including Aetna and Cigna and all TPA services. For more information, visit www.marpaihealth.com, the content of which is not incorporated by reference into this press release. Investors are invited to visit https://ir.marpaihealth.com.

Investor Relations contact:

Steve Johnson

steve.johnson@marpaihealth.com

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements, as that term is defined in the Private Litigation Reform Act of 1995, that involve significant risks and uncertainties. Forward-looking statements can be identified through the use of words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," “guidance,” "may," "can," "could", "will", "potential", "should," "goal" and variations of these words or similar expressions. For example, the Company is using forward-looking statements when it discusses that it continues to make strong progress with its turnaround efforts, that improvements in its operating expenses and bottom line signals a critical inflection point for the Company, that it expects to make a major infrastructure investment in the third quarter, its belief that it is on track to achieve profitability in the first quarter of 2026 and that its focus on cost control and operational discipline has resulted in a much leaner, stronger platform for growth. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect Marpai's current expectations and speak only as of the date of this release. Actual results may differ materially from Marpai's current expectations depending upon a number of factors. These factors include, among others, adverse changes in general economic and market conditions, competitive factors including but not limited to pricing pressures and new product introductions, uncertainty of customer acceptance of new product offerings and market changes, risks associated with managing the growth of the business. Except as required by law, Marpai does not undertake any responsibility to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

More detailed information about Marpai and the risk factors that may affect the realization of forward-looking statements is set forth in Marpai's filings with the Securities and Exchange Commission. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov.

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MARPAI, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	June 30, 2025	December 31, 2024
	(Unaudited)
ASSETS:
Current assets:
Cash and cash equivalents	$619	$764
Restricted cash	7,661	8,468
Accounts receivable, net of allowance for credit losses of $1 and $1 as of June 30, 2025, and December 31, 2024, respectively	548	837
Unbilled receivables	914	569
Due from buyer for sale of business unit	—	500
Prepaid expenses and other current assets	590	759
Total current assets	10,332	11,897

Capitalized software, net	227	441
Operating lease right-of-use assets	265	296
Security deposits	229	229
Other long-term asset	8	15
Total assets	$11,061	$12,878
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$3,588	$3,109
Accrued expenses	2,069	2,585
Accrued fiduciary obligations	7,179	6,308
Deferred revenue	743	625
Current portion of operating lease liabilities	250	244
Current portion of convertible debentures, net	3,037	3,106
Other short-term liabilities	2,868	3,005
Total current liabilities	19,734	18,982

Other long-term liabilities	15,719	14,891
Convertible debentures, net of current portion	7,311	5,921
Operating lease liabilities, net of current portion	664	793
Total liabilities	43,428	40,587
COMMITMENTS AND CONTINGENCIES (Note 16)
STOCKHOLDERS’ DEFICIT
Common stock, $0.0001 par value, 227,791,050 shares authorized; 16,536,186 shares and 14,237,176 shares issued and outstanding at June 30, 2025, and December 31, 2024, respectively	2	1
Additional paid-in capital	73,905	71,124
Accumulated deficit	(106,274)	(98,834)
Total stockholders’ deficit	(32,367)	(27,709)
Total liabilities and stockholders’ deficit	$11,061	$12,878

MARPAI, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(in thousands, except share and per share data)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Revenue	$4,656	$7,189	$10,074	$14,574
Costs and expenses
Cost of revenue (exclusive of depreciation and amortization shown separately below)	3,910	5,174	7,395	10,045
General and administrative	2,483	3,721	4,766	7,142
Information technology	1,291	1,210	2,681	2,334
Sales and marketing	312	436	556	1,038
Research and development	—	8	7	15
Depreciation and amortization	107	914	214	1,865
Impairment of goodwill and intangible assets	—	7,588	—	7,588
Facilities	160	411	311	885
Total costs and expenses	8,263	19,462	15,930	30,912
Operating loss	(3,607)	(12,273)	(5,856)	(16,338)
Other income (expenses)
Other income	49	120	49	240
Interest expense, net	(813)	(872)	(1,633)	(1,270)
Foreign exchange loss	—	(1)	—	(4)
Loss before provision for income taxes	(4,371)	(13,026)	(7,440)	(17,372)
Income tax expense	—	—	—	—
Net loss	$(4,371)	$(13,026)	$(7,440)	$(17,372)
Net loss per share, basic and fully diluted	$(0.28)	$(1.23)	$(0.49)	$(1.73)
Weighted average shares of common stock outstanding, basic and diluted	15,503,132	10,626,516	15,140,332	10,016,146

MARPAI, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in thousands)

	Six months ended June 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(7,440)	$(17,372)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	214	1,865
Loss on sale of receivables	—	306
Share-based compensation	1,043	2,421
Amortization of right-of-use asset	31	120
Non-cash interest	914	646
Amortization of debt premium and debt issuance costs	(17)	62
Impairment of goodwill and intangible assets	—	7,588
Issuance of common stock to vendors in exchange for services	1,008	—
Changes in operating assets and liabilities:
Accounts receivable and unbilled receivables	(56)	519
Prepaid expenses and other assets	176	(66)
Accounts payable	479	(1,477)
Accrued expenses	(516)	(173)
Accrued fiduciary obligations	871	(1,625)
Operating lease liabilities	(123)	(250)
Other liabilities	92	731
Net cash used in operating activities	(3,324)	(6,705)
Cash flows from investing activities:
Proceeds from sale of business unit	500	—
Net cash provided by investing activities	500	—
Cash flows from financing activities:
Proceeds from sale of future cash receipts on accounts receivable	—	1,509
Proceeds from issuance of convertible debentures (Note 7)	3,000	5,978
Payments of debt issuance costs	(162)	(499)
Payments to buyer of receivables	—	(1,816)
Payments on convertible debentures (Note 7)	(1,500)	—
Payments to seller for acquisition	(196)	(631)
Proceeds from issuance of common stock in a private offering, net	730	2,727
Net cash provided by financing activities	1,872	7,268

Net (decrease) increase in cash, cash equivalents and restricted cash	(952)	563

Cash, cash equivalents and restricted cash at beginning of period	9,232	13,492
Cash, cash equivalents and restricted cash at end of period	$8,280	$14,055

Reconciliation of cash, cash equivalents, and restricted cash reported in the condensed consolidated balance sheet
Cash and cash equivalents	$619	$1,293
Restricted cash	7,661	12,762
Total cash, cash equivalents and restricted cash shown in the condensed consolidated statement of cash flows	$8,280	$14,055
Supplemental disclosure of cash flow information
Cash paid for interest	$781	$1,259

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